Exhibit 4.2

NUMBER	SHARES

C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP _____

TWELVE SEAS INVESTMENT COMPANY IV TMT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

This Certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE OF $0.0001 (THE “COMMON STOCK”), OF

TWELVE SEAS INVESTMENT COMPANY IV TMT

(THE “COMPANY”) transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be required to redeem all of its shares of Common Stock sold in its initial public offering if it is unable to complete a business combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), all as more fully described in the Company’s final prospectus dated ____ , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signatures of its duly authorized officers.

Chief Executive Officer	Chief Financial Officer

TWELVE SEAS INVESTMENT COMPANY IV TMT

The Company will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Charter and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	__ as tenants in common	UNIF GIFT MIN ACT __	Custodian

		__________ (Cust)	___________ (Minor)
TEN ENT	__ as tenants by the entireties

JT TEN	__ as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

_______________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

2

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated_________ , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by the date set forth in the Charter, as the same may be amended from time to time (such date being referred to herein as the “Last Date”), (ii) the Company redeems the shares of Common Stock sold in its initial public offering properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Common Stock sold in its initial public offering if it does not consummate an initial business combination by the Last Date or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

3